                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                                    --------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             VOYAGER PETROLEUM, INC.
                             -----------------------
               (Exact name of issuer as specified in its charter)


                  NEVADA                               88-049002272
                  ------                               ------------
      (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)


                             16 EAST HINSDALE AVENUE
                               HINSDALE, IL 60521
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

          AMENDED AND RESTATED 2006 NON-EMPLOYEE COMPENSATION PLAN AND
                         2007 EMPLOYEE COMPENSATION PLAN
                              (FULL TITLE OF PLAN)

                                SEBASTIEN DUFORT
                                    PRESIDENT
                             VOYAGER PETROLEUM, INC.
                             16 EAST HINSDALE AVENUE
                               HINSDALE, IL 60521
                            TELEPHONE: (630)-325-7130
                     (Name and address of agent for service)

     Copies of all communications, including all communications sent to agent for service to:

                               DARRIN OCASIO, ESQ.
                              ERIC A. PINERO, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                             1065 AVENUE OF AMERICAS
                               NEW YORK, NY 10018
                                 (212) 930-9700
                               FAX (212) 930-9725

                                    CALCULATION OF REGISTRATION FEE

                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF SECURITIES      AMOUNT TO BE     OFFERING PRICE PER    AGGREGATE OFFERING       AMOUNT OF
  TO BE REGISTERED        REGISTERED          SHARE (3)               PRICE           REGISTRATION FEE

    COMMON STOCK        2,500,000 (1)           $0.034               $85,000               $9.10
                            shares

    COMMON STOCK        2,780,869 (2)           $0.034               $94,550               $10.12
                            shares
       TOTAL                                                        $179,550               $19.22

1. Includes shares of our common stock, $.001 par value per share, issued under our Amended and Restated 2006 Non-Employee Compensation.

2. Includes shares of our common stock, $.001 par value per share, issued under our 2007 Employee Compensation Plan.

3. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the SECURITIES ACT OF 1933, using the average of the high and low price as reported on The Over-The-Counter Bulletin Board on February 1, 2007 of $0.034 per share.

                                     PART I


                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

Reoffer Prospectus: The material that follows Item 2, up to but not including
Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a "reoffer prospectus," prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of common shares which are deemed to be "control securities" or "restricted securities" under the Securities Act that have been acquired by the selling shareholders named in the reoffer prospectus.

ITEM 1. PLAN INFORMATION.

Voyager Petroleum, Inc. ("We", "us", "our company" or "Voyager") will provide each participant (the "Recipient") with documents that contain information related to our Amended and Restated 2006 Non-Employee Compensation Plan and 2007 Employee Compensation Plan and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not filed as a part of this Registration Statement on Form S-8 (the "Registration Statement"). The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives common shares covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

We will provide to each Recipient a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice by contacting:

                                Sebastien DuFort
                                    President
                             Voyager Petroleum, Inc.
                             16 East Hinsdale Avenue
                               Hinsdale, IL 60521
                            Telephone: (630)-325-7130

* INFORMATION REQUIRED BY PART I TO BE CONTAINED IN SECTION 10(A) PROSPECTUS IS OMITTED FROM THE REGISTRATION STATEMENT IN ACCORDANCE WITH RULE 428 UNDER THE SECURITIES ACT OF 1933, AND NOTE TO PART I OF FORM S-8.


                                   ----------

                               REOFFER PROSPECTUS

                             VOYAGER PETROLEUM, INC.

                        2,657,411 SHARES OF COMMON STOCK

This reoffer prospectus relates to 2,657,411 shares of our common stock, par value $0.001 per share, that may be offered and resold from time to time by certain eligible participants and existing selling shareholders in our 2007 Employee Compensation Plan identified in this prospectus for their own account. Eligible participants in our 2007 Employee Compensation Plan consist of employees and executive officers of our company or its related entities. Selling shareholders consist and will consist of those eligible participants who are affiliates of our company (as defined in Rule 405 of the SECURITIES ACT OF 1933, as amended (the "Securities Act")). It is anticipated that the selling shareholders will offer common shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling shareholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling shareholders will be borne by us.

The shares of common stock will be issued pursuant to awards granted under our 2007 Employee Compensation Plan and will be "control securities" under the Securities Act before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purposes of registering the common shares under the Securities Act to allow for future sales by selling shareholders on a continuous or delayed basis to the public without restriction.

The selling shareholders and any brokers executing selling orders on their behalf may be deemed to be "underwriters" within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our common stock is traded on the OTC Bulletin Board under the symbol "VYGO.OB" On February 1, 2007, the closing bid price of our common stock on such market was $0.027 per share

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE FIVE OF THIS REOFFER PROSPECTUS. THESE ARE SPECULATIVE SECURITIES.

SINCE OUR COMPANY DOES NOT CURRENTLY MEET THE REGISTRANT REQUIREMENTS FOR USE OF FORM S-3, THE AMOUNT OF COMMON SHARES WHICH MAY BE RESOLD BY MEANS OF THIS REOFFER PROSPECTUS BY EACH OF THE SELLING STOCKHOLDERS, AND ANY OTHER PERSON WITH WHOM HE OR SHE IS ACTING IN CONCERT FOR THE PURPOSE OF SELLING SECURITIES OF OUR COMPANY, MUST NOT EXCEED, IN ANY THREE MONTH PERIOD, THE AMOUNT SPECIFIED IN RULE 144(E) PROMULGATED UNDER THE SECURITIES ACT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this prospectus is February 2, 2007.

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                                      P - 1

                                TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----

Prospectus Summary                                                         3
Risk Factors                                                               5
Cautionary Note Regarding Forward-Looking Statements                       11
Determination Of Offering Price                                            11
Use of Proceeds                                                            12
Selling Shareholders                                                       14
Plan of Distribution                                                       16
Legal Matters                                                              16
Experts                                                                    16
Incorporation of Certain Documents by Reference                            16
Disclosure of Commission Position on Indemnification for
 Securities Act Liabilities                                                17
Additional Information Available to You                                    17


NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


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                                      P - 2

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the secured convertible notes to the financial statements.

OVERVIEW AND RECENT DEVELOPMENTS

Recently, we have undertaken a strategic focus to seek to acquire reputable middle market petroleum based lubricant companies that refine, blend, bottle, and distribute to the automotive and manufacturing after market with established regional distribution channels and experienced management that would recognize increased revenue and significant cost savings from an injection of working capital, wider distribution, or vertical integration. We believe that the acquisition of these companies will improve our overall financial position and offer significant growth opportunities.

Our wholly owned subsidiary, Silicon Film Technologies, Inc., an Illinois corporation, is in the business of developing a solution for the approximately 73 million 35mm SLR camera owners who are looking for a viable digital solution method without having to discard their present equipment. The principal key in achieving this objective involves its design, development, and sale of electronic film hardware and software products for digital imaging applications. Silicon Film is uniquely positioned for success based upon its development of a first-of-its-kind technology that enables a conventional 35mm single lens reflex
(SLR) camera to capture, store, and transfer digital images without any modification to the camera.

However, since we expect the oil and gas sector to be our primary acquisition focus, on September 22, 2006, we entered into a joint venture agreement with Applied Color Science so that Applied Color Science can proceed with, and bear the expense of, the research and development, testing, evaluation and deployment of the technology underlying our electronic film system. Under the terms of the agreement, Silicon Film contributes the use of its sensors, patents, mechanical designs and hardware resources in existence and issues a total of 705,000 restricted shares of our common stock valued at the closing bid price of $0.11 per share or a total of $77,550. Applied Color Science contributes financial and technical resources, a patented image sensor connection interface, and agrees to credit $11,000 owed to it by Silicon. The agreement terminates upon the earlier of the successful development of a functional prototype, the mutual consent of the parties or 180 days from the effective date of September 22, 2006. Silicon will retain all ownership rights in the technology developed during the joint venture. Upon termination, Applied Color and Silicon have ninety days to enter into either, a licensing agreement for the technology developed during the joint venture, or a revenue sharing agreement for the commercialization of the electronic film system.

On October 2, 2006, the Board of Directors approved an amendment to our articles of incorporation to change the name of the corporation to Voyager Petroleum, Inc. A majority, 81%, of the shareholders approved the amendment on October 3, 2006 by written consent without a meeting of the shareholders pursuant to Nevada corporate law and our bylaws. A Preliminary Information Statement and Definitive Information Statement were filed with the Securities and Exchange Commission on October 16, 2006 and November 1, 2006, respectively. The name change became effective on or about December 1, 2006.

Our principal executive office is located at 16 East Hinsdale Avenue, Hinsdale, IL 60521and our telephone number is (630)-325-7130.

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                                      P - 3

THIS OFFERING

Shares of common stock outstanding prior
to this offering............................73,201,379 (1)

Shares of common stock
offered pursuant to this prospectus.........2,657,411

Use of proceeds............................ We will not receive any proceeds from the sale of the Shares of
                                            common stock offered in this
                                            prospectus.

Risk Factors................................The purchase of our common stock involves a high degree of risk. You
                                            should carefully review and consider
                                            "Risk Factors" beginning on page 5.

Over-The Counter Bulletin
Board Stock Exchange Symbol.................VYGO.OB

(1) As of February 1, 2007. Does not include shares of common stock issuable upon exercise of outstanding options or warrants.



                                   ----------

                                  RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.


                     RISKS RELATED TO OUR FINANCIAL RESULTS

WE HAVE BEEN A DEVELOPMENT STAGE COMPANY AND HAVE HISTORICALLY LOST MONEY; LOSSES MAY CONTINUE IN THE FUTURE

Incorporated in April 2000, we are a development stage company with no operating history other than organizational matters and were organized for the purpose of creating a corporate vehicle to seek and effect a merger with a corporation that owned an operating business. We acquired Silicon Film Technologies, Inc., another development stage company with limited operating history, in February 2004. In 2006, we changed our focus from the development of Silicon's electronic film system to seeking to acquire reputable middle market petroleum based lubricant companies that refine, blend, bottle, and distribute to the automotive and manufacturing after market. Accordingly, we have only a limited operating history upon which an evaluation of our business plan and prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered in the petroleum based lubricant sector of the oil industry.

Since inception through September 30, 2006, we have incurred aggregate losses of $7,730,988. Our loss from operations for the quarter ended September 30, 2006 and the year ended December 31, 2005 was $577,699 and 3,358,256, respectively. There is no assurance that we will operate profitably or will generate positive cash flow in the future.

We will encounter risks and difficulties frequently encountered by early-stage companies in new and rapidly changing markets. Our business strategy may not be successful and we may not be able to successfully address these risks. If we are unable to obtain additional external funding or generate revenue from the sales of our products, we could be forced to curtail or cease our operations.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS

We have relied exclusively on external financing to fund our operations and cover our projects' up-front costs. Such financing has historically come from a combination of borrowings and sale of common stock to third parties and funds provided by certain officers and directors. Over the next twelve months we anticipate that we will need to raise additional capital to fund additional acquisitions, current and future projects. We anticipate that these additional funds will be in the range of approximately $2.2 million to approximately $5 million, depending on the pace and size of our acquisitions. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. The sale of our common stock to raise capital may cause dilution to our existing stockholders. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund our operations and expansion, successfully promote our name, products or services, develop or enhance our technology, take advantage of business opportunities or respond to competitive market pressures, any of which could make it more difficult for us to continue operations. Any reduction in our operations may result in a lower stock price.

A portion of our future revenue is dependent upon the success of long-term projects which require up-front expense to us. There can be no assurance that revenues will be realized until the projects are completed or certain significant milestones are met. In certain instances, we may be dependent on the efforts of third parties to adequately complete our portion of a project and, even if our products and processes perform as required, a project may still fail due to other components of the project supplied by third parties. Our failure, or any failure by a third-party with which we may contract to perform services or deliver products on a timely basis could result in a substantial loss to us.

WE HAVE BEEN THE SUBJECT OF A GOING CONCERN OPINION FROM OUR INDEPENDENT AUDITORS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING.

Our auditors have included an explanatory paragraph in their report for the year ended December 31, 2005, indicating that certain conditions exist that raise substantial doubt regarding our ability to continue as a going concern. The financial statements included in this prospectus do not include any adjustment to asset values or recorded amounts of liabilities that might be necessary in the event we are unable to continue as a going concern. If we are in fact unable to continue as a going concern, stockholders may lose their entire investment in our common stock.

                                   ----------

WE ARE SUBJECT TO A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS ON DECEMBER 31, 2005 AND SEPTEMBER 30, 2006 WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES

We had current assets of $6,195 at December 31, 2005, and we had current liabilities of $1,995,630. We had current assets of $613,715 at September 30, 2006, and we had current liabilities of $1,985,058. As a result, we had a working capital deficit of $1,989,435 and $1,371,343 at December 31, 2005 and September 30, 2006, respectively. Our working capital deficit means that we do not have sufficient current assets to satisfy all of our current liabilities.

                          RISKS RELATED TO OUR BUSINESS

OUR OPERATIONS ARE SUBJECT TO ENVIRONMENTAL, HEALTH AND SAFETY LAWS AND REGULATIONS THAT MAY EXPOSE US TO LIABILITIES FOR NONCOMPLIANCE, WHICH COULD ADVERSELY AFFECT US.

Our operations are vulnerable to certain risks arising from environmental, health and safety laws and regulations. These laws and regulations may require removal or cleanup of contamination under certain circumstances, and impose civil liabilities or criminal penalties for violations. This may consist of preparing Environmental Assessments in order to receive required environmental permits to conduct operations. Such regulations also typically include requirements to develop spill contingency plans. While we have executed a purchase and sale agreement for a processing facility in Detroit, Michigan and a six-month sublease for pre-occupancy possession which is to commence on February 1, 2007, we have forty-five days from occupancy to obtain a category S Baseline Environmental Assessment under Michigan law. If the Assessment, which establishes the environmental condition of the property, is not completed in that time frame, we would be subject to liability for any pre-existing conditions which may cause additional expense and potential delay in our operations.

We may incur material liability related to our operations under governmental regulations, including environmental, health and safety requirements. We cannot predict how existing laws and regulations may be interpreted by enforcement agencies or court rulings, whether additional laws and regulations will be adopted, or the effect such changes may have on our business, financial condition or results of operations. Because the requirements imposed by such laws and regulations are subject to change, we are unable to forecast the ultimate cost of compliance with such requirements. The modification of existing laws and regulations could have a material adverse effect on us by increasing costs for environmental testing and compliance as well as cause delay in our operations. Moreover, there has been a trend in recent years toward stricter standards in environmental, health and safety legislation and regulation, which may continue.

WE FACE COMPETITION FROM COMPETITORS WITH GREATER RESOURCES THAT MAY MAKE IT MORE DIFFICULT FOR US TO COMPETE, WHICH CAN REDUCE OR CEASE OUR OPERATIONS

Some of our competitors have greater financial, technical and other resources than we do that may make it more difficult for us to compete, which can reduce our overall profits. Their greater capabilities in these areas may enable them to:

     o    Better withstand industry downturns;
     o    Compete more effectively on the basis of price and technology;
     o    Retain skilled personnel; and
     o Acquire and refurbish existing equipment so as to be able to process higher quantities of oil lubricant products more quickly.

WE HAVE LIMITED PROCESSING CAPABILITIES AND LIMITED PERSONNEL AND EQUIPMENT; IF WE ARE UNABLE TO ACQUIRE OUR PROCESSING REQUIREMENTS, OUR COMMERCIALIZATION EFFORTS MAY BE MATERIALLY HARMED

We have limited personnel with experience in, and we do not currently own facilities for, processing lubricant oil products. While we have executed a purchase and sale agreement for a processing facility in Detroit, Michigan and a six-month sublease for pre-occupancy possession which is to commence on February 1, 2007, there is no guarantee that the closing will take place or that we will be able to operate the facility and sell our petroleum based lubricant products at a commercial scale on a consistent basis. In order to produce our products in the quantities necessary to meet anticipated market demand, we will need to purchase significant processing equipment and increase our processing capacity through additional facilities and through the acquisition of petroleum based lubricant companies. If we are unable to purchase significant equipment or increase processing capacity, or if the cost of this increased capacity is onerous to us, we may not be able to produce our products in a sufficient quantity to meet future demand. In addition, our revenues and gross margins could be adversely affected.


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                                      P - 6

WE HAVE A LIMITED CUSTOMER BASE. THE LOSS OF THOSE CUSTOMERS OR THE INABILITY TO ATTRACT NEW ADDITIONAL CUSTOMERS WOULD HAVE A MATERIAL ADVERSE EFFECT ON US.

We presently have one principal customer under contract, have had one sale to another customer and are negotiating with others. The loss of this principal customer, or the inability to attract other permanent customers would inhibit us from generating positive cash flow.

LOSS OF EXECUTIVE OFFICERS OR OTHER KEY EMPLOYEES COULD ADVERSELY AFFECT OUR BUSINESS.

Our success is dependent upon the continued services and skills of our current executive management. The loss of services of any of these key personnel, including our President Sebastian DuFort, could have a negative impact on our business because of such personnel's skills and experience and the difficulty of promptly finding qualified replacement personnel.

WE MAY NOT EFFECTIVELY MANAGE THE GROWTH NECESSARY TO EXECUTE OUR BUSINESS PLAN, WHICH COULD ADVERSELY AFFECT THE QUALITY OF OUR OPERATIONS AND OUR COSTS

In order to achieve the critical mass of business activity necessary to successfully execute our business plan, we must significantly grow internally. This growth will place significant strain on our current personnel, systems and resources. We expect that we will continue to hire employees, including technical, managerial, marketing and sales staff for the foreseeable future. This growth will require us to improve management, technical, information and accounting systems, controls and procedures. We may not be able to maintain the quality of our operations, control our costs, and expand our internal management, technical information and accounting systems in order to support our desired growth. We cannot be sure that we will manage our growth effectively, and our failure to do so could cause us to reduce or cease operations.

WE MAY NOT BE ABLE TO EFFECTIVELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, WHICH COULD HARM OUR ABILITY TO LICENSE OR SELL TO OR ENGAGE IN JOINT VENTURES WITH THIRD PARTIES

While we are shifting focus to the petroleum based lubricant market, we regard certain aspects of our electronic film related processes and technology as proprietary. We have taken steps to protect them with patents, trademarks, restrictions on disclosure and other methods. Despite these precautions, we cannot be certain that third parties will not infringe or misappropriate our proprietary rights or that third parties will not independently develop similar products, services and technology. While there currently are no outstanding infringement claims pending by or against us, we cannot assure you that third parties will not assert infringement claims against us in the future, that assertions by such parties will not result in costly litigation, or that they will not prevail in any such litigation. In addition, we cannot assure you that we will be able to license any valid and infringed patents from third parties on commercially reasonable terms or, alternatively, be able to redesign products on a cost-effective basis to avoid infringement. We may have to resort to litigation to enforce our intellectual property rights, protect our trade secrets, determine the validity and scope of the proprietary rights of others, or defend ourselves from claims of infringement, invalidity or unenforceability. litigation may be expensive and divert resources even if we win. Any infringement, misappropriation or independent development and any litigation arising therefrom could adversely affect further development of the electronic film technology with joint ventures with or our ability to license or sell our film technology to third parties.

A SUBSTANTIAL PORTION OF OUR ASSETS ARE ATTRIBUTABLE TO OUR PATENTS, AND THE VALUE OF THESE PATENTS COULD DECLINE IN THE FUTURE.

Most of the value of our total assets derives from our electronic film technology patents. This will continue until we are able to fully integrate our new business plan to generate revenues by acquiring reputable middle market petroleum based lubricant companies that refine, blend, bottle, and distribute to the automotive and manufacturing after market and until we are able to sell lubricant oil products. We will not be able to generate revenues, if ever, until we consummate these acquisitions or collect royalties from future licensing arrangements for our patents or the commercialization of our electronic film system prototype in joint efforts with third parties. Accordingly, during the development stage of our company, the value of our common stock will depend largely on the value of our patents. The value of our patents could decline or otherwise fluctuate in value due to factors not within our control, such as the institution of litigation or other claims for infringement against us or accounting charges requiring us to reduce the carrying value of the patents over time.


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                                      P - 7

WE MAY NOT SUCCESSFULLY EXECUTE OR INTEGRATE OUR ACQUISITIONS

Our new business model of acquiring middle market petroleum based lubricant companies is dependent upon growth through acquisitions. We have yet to complete one acquisition that will enable us to build our petroleum based lubricant business. Acquisitions involve numerous risks, including the following:

     o Difficulties in integrating the operations, technologies, products and personnel of the acquired companies
     o Diversion of management's attention from normal daily operations of the business
     o Difficulties in entering markets in which we have no or limited direct prior experience and where competitors in such markets have stronger market positions
     o    Initial dependence on unfamiliar partners
     o Insufficient revenues to offset increased expenses associated with acquisitions
     o    The potential loss of key employees of the acquired companies

Acquisitions may also cause us to do the following:

     o Issue common stock that would dilute our current stockholders' percentage ownership
     o    Assume liabilities
     o Record goodwill and non-amortizable intangible assets that will be subject to impairment testing on a regular basis and potential periodic impairment charges
     o    Incur amortization expenses related to certain intangible assets
     o Incur large and immediate write-offs, and restructuring and other related expenses; or become subject to litigation.

Mergers and acquisitions of petroleum based lubricant companies for which we have no history are risky, and no assurance can be given that our future acquisitions will be successful and will not materially adversely affect our business, operating results or financial condition. Failure to manage and successfully integrate acquisitions in this new industry could harm our business and operating results in a material way.

                        RISKS RELATED TO OUR COMMON STOCK

THERE IS A LIMITED MARKET FOR OUR COMMON STOCK WHICH MAY MAKE IT MORE DIFFICULT FOR YOU TO SELL YOUR STOCK.

Our common stock is quoted on the OTC Bulletin Board under the symbol "VYGO.OB." There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

OUR STOCK PRICE MAY BE VOLATILE.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

     o    new products and services by our competitors;
     o    additions or departures of key personnel;
     o    sales of our common stock;
     o our ability to integrate operations, technology, products and services;
     o    our ability to execute our business plan;
     o    operating results below expectations;
     o    loss of any strategic relationship;
     o    industry developments;
     o    economic and other external factors; and
     o    period-to-period fluctuations in our financial results.

Because we have a limited operating history, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above listed factors.

                                   ----------

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE. ANY RETURNS ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK" WITH A LIMITED TRADING MARKET.

Our common stock is currently listed for trading on the OTC Bulletin Board which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities are subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended, or Exchange Act. The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if we have been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules," investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.


                                   ----------

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We and our representatives may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. Among the important factors on which such statements are based are assumptions concerning our ability to obtain additional funding, our ability to compete against our competitors, our ability to integrate our acquisitions and our ability to attract and retain key employees.



                         DETERMINATION OF OFFERING PRICE

The selling security holders may sell the common shares issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of common shares by the selling shareholders pursuant to this prospectus. All of the 2,657,411 common shares which may be offered pursuant to this reoffer prospectus were granted under our 2007 Employee Compensation Plan.

The selling shareholders will receive all proceeds from the sales of these common shares, and they will pay any and all expenses incurred by them for brokerage, accounting or tax services (or any other expenses incurred by them in disposing of their common shares).


                                   ----------

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus (the "Selling Shareholders") are offering all of the 2,657,411 shares offered through this prospectus. The common shares are comprised of 2,657,411 shares that may be sold which were issued to the selling shareholders pursuant to our 2007 Employee Compensation Plan.

A total of 2,780,869 shares of common stock have been reserved for issuance under all awards that may be granted under our 2007 Employee Compensation Plan. "Eligible Participants" who are entitled to participate in the 2007 Employee Compensation Plan consist of employees and executives of (a) our company or (b) any of the following entities: (i) any "parent corporation" as defined in section 424(e) of the INTERNAL REVENUE CODE OF 1986, as amended (the "Code");
(ii) any "subsidiary corporation" as defined in section 424(f) of the Code; or
(iii) any business, corporation, partnership, limited liability company or other entity in which our company, a parent corporation or a subsidiary corporation holds a substantial ownership interest, directly or indirectly.

If, subsequent to the date of this reoffer prospectus, we grant any further awards under the 2007 Employee Compensation Plan to any Eligible Participants who are affiliates of our company (as defined in Rule 405 under the Securities
Act), Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them as selling stockholders.

The following table provides, as of February 2, 2007, information regarding the beneficial ownership of our common shares held by each of the selling shareholders, including:

     1. the number of common shares owned by each selling shareholder prior to this offering;

     2. the total number of common shares that are to be offered by each selling shareholder;

     3. the total number of common shares that will be owned by each selling shareholder upon completion of the offering;

     4.   the percentage owned by each selling shareholder; and

     5. the identity of the beneficial holder of any entity that owns the common shares.

Information with respect to beneficial ownership is based upon information obtained from the selling shareholders. Information with respect to "Shares Beneficially Owned Prior to the Offering" includes the shares issuable upon exercise of the stock options held by the selling shareholders to the extent these options are exercisable within 60 days of February 2, 2007. Information with respect to "Shares Beneficially Owned After the Offering" assumes the sale of all of the common shares offered by this prospectus and no other purchases or sales of our common shares by the selling shareholders. Except as described below and to our knowledge, the named selling shareholder beneficially owns and has sole voting and investment power over all common shares or rights to these common shares.

Because the selling shareholders may offer all or part of the common shares currently owned which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering. The common shares currently offered by this reoffer prospectus may be offered from time to time by the selling shareholders named below.


                                    --------

                                                                             SHARES BENEFICIALLY OWNED
                              SHARES BENEFICIALLY OWNED   NUMBER OF SHARES    UPON COMPLETION OF THE
                              PRIOR TO THIS OFFERING (1)   BEING OFFERED           OFFERING (1)
 NAME OF SELLING              --------------------------  ----------------  --------------------------
   SHAREHOLDER                NUMBER         PERCENT (2)                    NUMBER         PERCENT (2)
   -----------                ------         -----------                    ------         -----------
Sebastien C. DuFort*         5,705,448(3)        7.74%        731,482      6,426,877           8.61%
Cathy A. Persin*             1,825,242           2.49%        731,483      2,546,671           3.44%
Jefferson G. Stanley*        2,333,334(4)        3.10%        462,964      2,630,954           3.46%
John Lichter*               10,269,452(5)       13.93%        731,482     11,000,934          14.38%
  TOTALS:                   20,133,476          27.26%      2,657,411     22,605,436          29.89%

* The address for the above listed officers and directors is c/o Voyager Petroleum, Inc., 16 East Hinsdale Avenue, Hinsdale, IL 60521.

(1) Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of common shares actually outstanding on February 2, 2007.

(2) Applicable percentage of ownership is based on 73,201,379 common shares outstanding as of February 2, 2007.

(3) 5,205,448 of these shares are held indirectly through Castle Hill Advisory Group, Inc., an entity wholly owned and controlled by Sebastien C. DuFort. Includes 500,000 shares of our Series A preferred stock which are convertible at the option of the holder into shares of our common stock on a one for one basis. Each share of Series A preferred stock entitles the holder to 100 votes.

(4) 333,334 of these shares are held indirectly through Hedgemark Advisors, LLC, an entity wholly owned and controlled by Jefferson G. Stanley. Includes 2,000,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Stanley which are currently exercisable.

(5) These shares are held indirectly through Quest Manufacturing, Inc., an entity wholly owned and controlled by John Lichter. Includes 500,000 shares of our Series A Preferred Stock which are convertible at the option of the holder into shares of our Common Stock on a one for one basis. Each share of our Series A Preferred Stock entitles the holder to 100 votes.


SINCE OUR COMPANY DOES NOT CURRENTLY MEET THE REGISTRANT REQUIREMENTS FOR USE OF FORM S-3, THE AMOUNT OF COMMON SHARES WHICH MAY BE RESOLD BY MEANS OF THIS REOFFER PROSPECTUS BY EACH OF THE SELLING STOCKHOLDERS, AND ANY OTHER PERSON WITH WHOM HE OR SHE IS ACTING IN CONCERT FOR THE PURPOSE OF SELLING SECURITIES OF OUR COMPANY, MUST NOT EXCEED, IN ANY THREE MONTH PERIOD, THE AMOUNT SPECIFIED IN RULE 144(E) PROMULGATED UNDER THE SECURITIES ACT.

                                   ----------

                              PLAN OF DISTRIBUTION

TIMING OF SALES

Under our 2007 Employee Compensation Plan (the "Plan") we are authorized to issue up to 2,780,869 shares of our common stock.

Subject to the foregoing, the selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

NO KNOWN AGREEMENTS TO RESELL THE SHARES

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the common shares covered by this prospectus.

OFFERING PRICE

The sales price offered by the selling stockholders to the public may be:

     1.   the market price prevailing at the time of sale;

     2.   a price related to such prevailing market price; or

     3. such other price as the selling shareholders determine from time to time.

MANNER OF SALE

The common shares may be sold by means of one or more of the following methods:

     1. a block trade in which the broker-dealer so engaged will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     2. purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

     3. ordinary brokerage transactions in which the broker solicits purchasers;

     4.   through options, swaps or derivatives;

     5.   in transactions to cover short sales;

     6.   privately negotiated transactions; or

     7.   in a combination of any of the above methods.

The selling shareholders may sell their common shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their common shares. Brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling shareholders, or, if any such broker-dealer acts as agent for the purchaser of common shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling shareholder to sell a specified number of common shares at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling shareholder, to purchase as principal any unsold common shares at the price required to fulfill the broker-dealer commitment to the selling shareholder.

Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the common shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

                                  -------------

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

SALES PURSUANT TO RULE 144

Any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

REGULATION M

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular we will advise the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of common shares in the market and to the activities of the selling shareholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling shareholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling shareholder must comply with applicable law and, among other things:

     1. may not engage in any stabilization activities in connection with our common stock;

     2. may not cover short sales by purchasing shares while the distribution is taking place; and

     3. may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

PENNY STOCK RULES

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "institutional accredited investors." The term "institutional accredited investor" refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.


                                   ----------

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

STATE SECURITIES LAWS

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

EXPENSES OF REGISTRATION

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $15,000, including, but not limited to, legal, accounting, printing and mailing fees. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

                                  LEGAL MATTERS

The validity of the common stock has been passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

The financial statements included in the Prospectus have been audited by Mendoza Berger & Company LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                      INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

     o Reference is made to the Registrant's annual report on Form 10-KSB for the period ending December 31, 2005, as filed with the SEC on April 14, 2006, which is hereby incorporated by reference.

     o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending March 31, 2006, as filed with the SEC on May 22, 2006, which is hereby incorporated by reference.

     o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending June 30, 2006, as filed with the SEC on August 14, 2006, which is hereby incorporated by reference.

     o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending September 30, 2006, as filed with the SEC on November 16, 2006, which is hereby incorporated by reference.

     o Reference is made to Registrant's Current Reports filed on Form 8-K filed with the SEC on March 1, 2006, May 4, 2006, May 9, 2006, June 1, 2006, June 6, 2006, July 12, 2006, August 11, 2006, September 1, 2006,
          September 27, 2006, October 4, 2006, October 4, 2006, October 10, 2006, October 20, 2006, October 23, 2006, October 24, 2006, December 11, 2006, January 22, 2007 and January 24, 2007, each which is hereby incorporated by reference.

     o Reference is made to the description of the Registrant's common stock as contained in its Registration Statement on Form 10-SB12G/A, filed with the Commission on May 11, 2001, including all amendments and reports filed with the Commission for the purpose of updating such description, which is hereby incorporated by reference.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Sebastien DuFort.

                                   ----------

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Articles of Incorporation and Bylaws is to eliminate the rights of our Company and our stockholders (through stockholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Nevada General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                     ADDITIONAL INFORMATION AVAILABLE TO YOU

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

                                   ----------

                             VOYAGER PETROLEUM, INC.



 2,657,411 shares of Common Stock to be Offered and Sold by Selling Stockholders



                                February 2, 2007




                    -----------------------------------------

                                   PROSPECTUS

                    -----------------------------------------




--------------------------------------------------------------------------------
No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this reoffer prospectus. Any information or representations not herein contained, if given or made, must not be relied upon as having been authorized by Voyager Petroleum, Inc. This reoffer prospectus does not constitute an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this reoffer prospectus shall not, under any circumstances, create any implication that there has been no change in the affairs of Voyager Petroleum, Inc. or that the information contained herein is correct as of any time subsequent to the date of this reoffer prospectus. However, in the event of a material change, this reoffer prospectus will be amended or supplemented accordingly.
--------------------------------------------------------------------------------

                                   ----------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

     The following documents filed with the SEC are incorporated herein by reference:

     o Reference is made to the Registrant's annual report on Form 10-KSB for the period ending December 31, 2005, as filed with the SEC on April 14, 2006, which is hereby incorporated by reference.

     o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending March 31, 2006, as filed with the SEC on May 22, 2006, which is hereby incorporated by reference.

     o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending June 30, 2006, as filed with the SEC on August 14, 2006, which is hereby incorporated by reference.

     o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending September 30, 2006, as filed with the SEC on November 16, 2006, which is hereby incorporated by reference.

     o Reference is made to Registrant's Current Reports filed on Form 8-K filed with the SEC on March 1, 2006, May 4, 2006, May 9, 2006, June 1, 2006, June 6, 2006, July 12, 2006, August 11, 2006, September 1, 2006,
          September 27, 2006, October 4, 2006, October 4, 2006, October 10, 2006, October 20, 2006, October 23, 2006, October 24, 2006, December 11, 2006, January 22, 2007 and January 24, 2007, each which is hereby incorporated by reference.

     o Reference is made to the description of the Registrant's common stock as contained in its Registration Statement on Form 10-SB12G/A, filed with the Commission on May 11, 2001, including all amendments and reports filed with the Commission for the purpose of updating such description, which is hereby incorporated by reference.

ITEM 4. DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

No expert or counsel named in this Registration Statement as having prepared or certified any part of this Registration Statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Registrant, nor was any such person connected with the Registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that


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

involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Articles of Incorporation and Bylaws is to eliminate the rights of our Company and our stockholders (through stockholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Nevada General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

    EXHIBIT
    NUMBER    EXHIBIT
    ------    -------

     4.1      Amended and Restated 2006 Non-Employee Compensation Plan

     4.2      2007 Employee Compensation Plan

     5.1      Opinion of Sichenzia Ross Friedman Ference LLP.

     23.1     Consent of Sichenzia Ross Friedman Ference LLP is contained in
              Exhibit 5.1.

     23.2     Consent of Mendoza Berger & Company LLP.


ITEM 9. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2),
     (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or
     (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

          (iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




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                                     II - 4

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hinsdale, State of Illinois, on February 2, 2007.


                                 VOYAGER ONE, INC.

                                 By: /s/ Sebastien DuFort
                                     --------------------
                                     Sebastien DuFort,
                                     PRESIDENT AND (PRINCIPAL EXECUTIVE OFFICER)

                                 By: /s/ Jefferson Stanley
                                     ---------------------
                                     Jefferson Stanley,
                                     CHIEF FINANCIAL OFFICER (PRINCIPAL
                                     FINANCIAL AND ACCOUNTING OFFICER)

     In accordance with the requirements of the Securities Act of 1933, as amended, this Form S-8 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

        SIGNATURE                        TITLE                        DATE
--------------------------  --------------------------------  ------------------
   /s/ Sebastien DuFort          President and Director         February 2, 2007
--------------------------   (Principal Executive Officer)
     Sebastien DuFort

     /s/ John Lichter            Chief Executive Officer        February 2, 2007
--------------------------             and Director
       John Lichter

   /s/ Jefferson Stanley         Chief Financial Officer        February 2, 2007
-------------------------- (Principal Financial and Accounting
    Jefferson Stanley             Officer) and Director


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